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                                                                   EXHIBIT 23.03

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 22, 1997 (except for the fourth paragraph of Note 1, as to which the date is August 15, 2000), with respect to the consolidated financial statements of Elantec Semiconductor, Inc., included in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Elantec Semiconductor, Inc., for the registration of 1,600,000 shares of its common stock, and to the incorporation by reference therein of our report dated October 22, 1997 (except for the fourth paragraph of Note 1, as to which the date is August 15, 2000) with respect to the consolidated financial statements and schedule of Elantec Semiconductor, Inc., included in its Annual Report
(Form 10-K) for the year ended September 30, 1999, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

San Jose, California
August 22, 2000